UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020 (March 31, 2020)
___________________

HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

DE	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

HollyFrontier Corporation (the “Corporation”) has appointed Timothy Go as Executive Vice President and Chief Operating Officer effective after the completion of his departure from his current employer, which is expected to occur no later than July 10, 2020.

Mr. Go, 53, currently serves as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P., a position he has held since January 2016. Prior to joining Calumet, Mr. Go served as Vice President, Operations of Flint Hills Resources, LP, a wholly owned subsidiary of Koch Industries, Inc., from July 2012 through September 2015 and as Vice President, Operations Excellence of Flint Hills Resources, LP from June 2011 through July 2013. Mr. Go served as Managing Director, Operations Excellence from August 2008 through 2011 of Koch Industries, Inc. Prior to joining Koch Industries, Mr. Go held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation.

The Compensation Committee of the Board of Directors of the Corporation approved the following compensation for Mr. Go, effective on his employment date: a base salary of $750,000 and a target bonus of 100% of his base salary (with a maximum limit of 200% of base salary), with his bonus to be based on the Corporation’s performance and his individual performance and prorated based on the number of days between Mr. Go’s employment date and the end of the Corporation’s current performance cycle. In addition, on his employment date, Mr. Go will receive an annual long-term incentive award with a grant date value of $833,333, which is a prorated amount to reflect the number of months in 2020 that the Corporation expects Mr. Go to provide services. The award will be granted in restricted stock units. The restricted stock units will vest in 1/3 increments on each anniversary of Mr. Go’s employment date, subject to Mr. Go’s continued employment with the Corporation on each such vesting date. In order to compensate Mr. Go for compensation forfeited with his current employer, Mr. Go will receive a sign-on bonus of $1,000,000 in cash and $1,000,000 in restricted stock units. The restricted stock units will vest in full on the first anniversary of his employment date, subject to Mr. Go’s continued employment with the Corporation on such vesting date. Mr. Go will enter into the Corporation’s previously disclosed form of Change in Control Agreement and Indemnification Agreement, and he will be eligible for the same plans, policies and programs offered and available to other executive-level employees of the Corporation at any given time, including time-based and performance-based equity compensation awards pursuant to the Corporation’s long term incentive plan.

There are no arrangements or understandings between Mr. Go and any other person pursuant to which Mr. Go was named Executive Vice President and Chief Operating Officer. Mr. Go does not have any family relationship with any director or executive officer of the Corporation or any person nominated or chosen by the Corporation to become a director or executive officer.

Item 7.01    Regulation FD Disclosure

On April 2, 2020, the Corporation issued a press release announcing Mr. Go’s appointment. A copy of the Corporation’s press release is attached hereto at Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

99.1         Press Release dated April 2, 2020.*

104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLYFRONTIER CORPORATION

By:    /s/ Vaishali S. Bhatia
Vaishali S. Bhatia
Senior Vice President and General Counsel

Date: April 2, 2020